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                                                                  Exhibit 17(a)

                              SEI TAX EXEMPT TRUST

                        KANSAS TAX FREE INCOME PORTFOLIO

          PROXY FOR SPECIAL MEETING OF SHAREHOLDERS -- APRIL __, 1997

        The undersigned appoints __________________ and ____________________
and each of them, attorneys and proxies of the undersigned, with power of substitution, to vote all shares of KANSAS TAX FREE INCOME PORTFOLIO (the "Fund") which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held on April __, 1997 at __:__.m, New York time, and at any adjournment thereof.

        Please complete, Sign and Date on Reverse Side and Mail in Accompanying Postpaid Envelope.

                           (Continued on other side)
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                          (Continued from other side)

             THE BOARD OF TRUSTEES FAVORS A VOTE FROM EACH PROPOSAL

        1. To approve the proposed Agreement and Plan of Reorganization with respect to the Fund and the transactions contemplated thereby as described in the accompanying Combined Proxy Statement/Prospectus.

                / / FOR         / / AGAINST         / / ABSTAIN

        2. To consider and act upon any other business as may properly come before the Special Meeting and any adjournment thereof.

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES. WHEN PROPERLY EXECUTED, IT SHALL BE VOTED IN THE MANNER SPECIFIED. IF NO SPECIFICATION IS MADE, IT SHALL BE VOTED "FOR" THE APPROVAL OF PROPOSAL 1 AND IN THE DISCRETION OF THE PERSONS NAMED AS PROXIES AS TO SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.

                                       Note: This instrument must be signed by
                                             the registered holder(s). When
                                             signing as attorney, administrator,
                                             trustee or guardian, please give
                                             your title as such.


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                                       Date

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                                                    Signature(s)